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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                       SECURITIES AND EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 14, 2003


                                GERON CORPORATION


             (Exact name of registrant as specified in its charter)

         Delaware                     0-20859                  75-2287752
(State or Other Jurisdiction  (Commission File Number)       (IRS Employer
      of Incorporation)                                  Identification Number)

          230 Constitution Drive                           94025
          Menlo Park, California                         (Zip Code)
(Address of principal executive offices)



                                 (650) 473-7700
              (Registrant's telephone number, including area code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)




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Item 5.  Other Events.

     On October 14, 2003, Geron Corporation, a Delaware corporation (the "Company"), entered into agreements with Mainfield Enterprises, Inc. and The Riverview Group, LLC. Each agreement provided for the Company's issuance of a warrant to purchase an aggregate of 300,000 shares of the Company's common stock, par value $0.001. Each warrant is exercisable, either in its entirety or partially from time to time, at a price of $16.15 per share of common stock, for a period beginning 90 days from the date of issuance and ending three years thereafter.


     The two agreements, including the form of warrant attached to each agreement, are filed as exhibits to this Current Report on Form 8-K. The summary description of the transaction is qualified in their entirety by reference to the documents filed as exhibits hereto.

Item 7.  Exhibits.

Exhibits
--------

4.1         Agreement dated October 14, 2003 by and between Registrant and
             Mainfield Enterprises, Inc.
4.2         Agreement dated October 14, 2003 by and between Registrant and The
             Riverview Group, LLC



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





                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     GERON CORPORATION



Date:    October 15, 2003            By:  /s/ WILLIAM D. STEMPEL
                                        ----------------------------------------
                                     Name:    William D. Stempel
                                     Title:   Vice President and General Counsel


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                                  EXHIBIT INDEX

Exhibits
--------

4.1         Agreement dated October 14, 2003 by and between Registrant and
             Mainfield Enterprises, Inc.
4.2         Agreement dated October 14, 2003 by and between Registrant and The
             Riverview Group, LLC



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